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                          TESORO PETROLEUM CORPORATION

Dear Tesoro Stockholder:

The Tesoro Annual Meeting on February 9, 1994 is only a few days away. This meeting is very important since a vote will be taken to reclassify 1,319,536 shares of $2.16 Cumulative Convertible Preferred Stock, including unpaid dividends, into approximately 6,465,859 shares of Common Stock and to approve amendments to our Company's Certificate of Incorporation.

THIS RECAPITALIZATION WILL HELP TO DETERMINE TESORO'S FUTURE. EVEN IF YOU HAVE SOLD SOME OR ALL OF YOUR SHARES, YOU, AS THE RECORD DATE HOLDER, ARE ENTITLED TO VOTE. WE STRONGLY URGE YOU TO REVIEW THE PROXY MATERIALS PREVIOUSLY SENT YOU AND THE THE FOLLOWING INFORMATION AND THEN EXERCISE YOUR VOTING RIGHTS.

Consider:

      * Your Directors have unanimously approved the recapitalization. The Company has obtained an opinion from a nationally recognized investment bank that as of December 30, 1993, the recapitalization's terms are fair from a financial point of view to the holders of the $2.16 Preferred Stock and Common Stock.

      * The Company has entered into an agreement in principle with Croyden Associates to settle a class action lawsuit challenging the recapitalization.

      * Assuming consummation of the reclassification and the related exchange offer for the Company's 12 3/4% Debentures, on a pro forma basis at September 30, 1993:

          * Book value per Common share would increase approximately 247%, from 80 to $2.78.

          * Long Term debt and redeemable Preferred Stock would be reduced from $257 million to $168 million.

          * Common Stock and other stockholders' equity would increase from $44 million to $120 million.

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      * On January 31, 1994, the Common Stock and $2.16 Preferred Stock closed at $10,625 and $50,000 respectively.

If you no longer have the proxy statement, please call Georgeson & Company Inc., toll-free at 1-800-223-2064 to receive a new copy.

THE RECLASSIFICATION IS AN IMPORTANT MATTER FOR THE FUTURE OF TESORS. SINCE TIME IS HORT AND YOUR VOTE IS EXTREMELY IMPORTANT, WE HAVE ESTABLISHED A METHOD TO VOTE BY TOLL-FREE TELEPHONE. WE STRONGLY URGE TYOU TO VOTE IN FAVOR OF ALL THE PROPOSALS. PLEASE FOLLOW THE SIMPLE STEPS LISTED BELOW.

                                                    Sincerely,
                                                    Tesoro Petroleum Corporation

              TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE
                    COMPANY ARE AVAILABLE TO ASSIST YOU NOW!!!!

           1. CALL TOLL-FREE 1-800-437-7699 ANYTIME, DAY OR NIGHT.

           2. TELL THE OPERATOR THAT YOU WISH TO SEND A COLLECT PROXYGRAM TO ID N. 4892, TESORO PETROLEUM CORPORATION.

           3. STATE YOUR NAME, ADDRESS AND TELEPHONE NUMBER.

           4. STATE THE BANK OR BORKER AT WHICH YOUR SHARES ARE HOLED AND YOUR CONTROL NUMBER AS
              SHOWN BELOW:
              #A#
              BANK OR BROKER: #B#
                                                          CONTROL NO. #C#
                                                          NO. OF SHARES: #D#

           5. READ THE TEXT OF THE PROXY CARD, WITH YOUR VOTING
              PREFERENCES, TO THE OPERATOR.

           IF YOU NEED ASSISTANCE IN VOTING, CALL OUR SOLICITOR,
           GEROGESON & COMPANY INC. AT
           1-800-223-2064.

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    COMMON                TESORO PETROLEUM CORPORATION                COMMON

          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 9, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholders of Tesoro Petroleum Corporation (the 'Company') hereby appoints Bruce A. Smith and James C. Reed, Jr., or either of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, February 9, 1994, at 10:00 a.m., New York City time, at The Hotel Intercontinental, 111 East 48th Street, New York, New York, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present.

    THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR THE NOMINEES LISTED IN PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5.

Item 1 -- Proposal to amend the Certificate of Incorporation of the Company to
          (i) give effect to the reclassification of the $2.16 Preferred Stock into Common Stock, (ii) eliminate staggered terms of directors and
          (iii) require, in the absence of the approval of 66 2/3% of the disinterested directors, the affirmative vote of the holders of not less than 80% of the Company's outstanding shares of capital stock, voting together as a single class, to amend, in a manner adverse to the Company, certain agreements between the Company and MetLife Louisiana upon consummation of the reclassification.

                    FOR (  )          AGAINST (  )         ABSTAIN (  )

Item 2 -- Proposal to amend the Certificate of Incorporation of the Company to eliminate, upon the occurrence of certain events, the requirements that certain transactions by the Company with beneficial holders of 10% or more of the Company's outstanding shares of capital stock be approved by the holders of at least 80% of the Company's outstanding shares of capital stock, voting together as a single class.

                    FOR (  )          AGAINST (  )         ABSTAIN (  )

Item 3 -- ELECTION OF DIRECTORS:
          Nominees: John J. McKetta, Charles F. Luce, Stewart G. Nagler and Arthur Spitzer
                   FOR (  )                       WITHHELD FOR ALL (  )

INSTRUCTIONS: To withhold authority to vote for any individual nominee, give that nominee's name to the operator.

Item 4 -- Proposal to approve the executive long-term incentive plan of the Company.

                    FOR (  )          AGAINST (  )         ABSTAIN (  )

Item 5 -- Proposal to ratify the appointment of Deloitte & Touche as the Company's independent auditors for 1993.

                    FOR (  )          AGAINST (  )         ABSTAIN (  )

Item 6 -- To transact such other business as may properly come before the meeting or any adjournment thereof.

    ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT, PROSPECTUS AND CONSENT SOLICITATION DATED JANUARY 3, 1994, RELATING TO SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

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    PREFERRED             TESORO PETROLEUM CORPORATION             PREFERRED

          PROXY -- ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 9, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned stockholder of Tesoro Petroleum Corporation (the 'Company') hereby appoints Bruce A. Smith and James C. Reed, Jr., or either of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, February 9, 1994, at 10:00 a.m., New York City time, at The Hotel Intercontinental, 111 East 48th Street, New York, New York, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR THE NOMINEES LISTED IN PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5.

    Item 1 -- Proposal to amend the Certificate of Incorporation of the Company to (i) give effect to the reclassification of the $2.16 Preferred Stock into Common Stock, (ii) eliminate staggered terms of directors and (iii) require, in the absence of the approval of 66 2/3% of the disinterested directors, the affirmative vote of the holders of not less than 80% of the Company's outstanding shares of capital stock, voting together as a single class, to amend, in a manner adverse to the Company, certain agreements between the Company and MetLife Louisiana upon consummation of the reclassification.

          For (  )              AGAINST (  )             ABSTAIN (  )

    Item 2 -- Proposal to amend the Certificate of Incorporation of the Company to eliminate, upon the occurrence of certain events, the requirement that certain transactions by the Company with beneficial holders of 10% or more of the Company's outstanding shares of capital stock be approved by the holders of at least 80% of the Company's outstanding shares of capital stock, voting togeher as a single class.

          For (  )              AGAINST (  )             ABSTAIN (  )

    Item 3 -- ELECTION OF DIRECTORS
            Nominees: John J. McKetta, Charles F. Luce, Stewart G. Nagler and Arthur Spitzer

          For (  )          WITHHELD FOR ALL (  )

    INSTRUCTIONS: To withhold authority to vote for any Individual nominee, give that nominee's name to the operator.

    Item 4 -- Proposal to approve the executive long-term incentive plan of the Company.

          For (  )              AGAINST (  )             ABSTAIN (  )

    Item 5 -- Proposal to ratify the appointment of Deloitte & Touche as the Company's Independent auditors for 1993.

          For (  )              AGAINST (  )             ABSTAIN (  )

    Item 6 -- To transact such other business as may properly come before the meeting or any adjournment thereof.

ALL AS MORE PARTICULARLY DESCRIBED IN THE PROXY STATEMENT, PROSPECTUS AND CONSENT SOLICITATION DATED JANUARY 3, 1994, RELATING TO SUCH MEETING, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.